Exhibit 10.2

SETTLEMENT AGREEMENT

This Settlement Agreement (the “Settlement”) is entered into as of February 11, 2026 (the “Effective Date”) by and between Olenox Industries Inc. (the “Company”), and Michael McLaren, an individual (the “Shareholder”). The Company and Shareholder may be hereinafter referred to collectively as the “Parties”, or individually as a “Party”.

RECITALS

WHEREAS, the Company entered into that certain Agreement and Plan of Merger dated February 2, 2025 (the “Merger”) with New Asia Holdings Corp. (“NAHD”) whereby NAHD would fully merge into a subsidiary of the Company, and in exchange the shareholders of NAHD, including Shareholder, would receive shares of Series A non-voting convertible preferred Company stock (the “”Preferred Shares”), which are eligible to convert into shares of common stock of Company but only upon the approval of the holders of Company common stock;

WHEREAS, Shareholder and the Company desire to resolve any and all actual or potential claims that Shareholder may have with regard to the Merger and the Preferred Shares, all upon the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the foregoing recitals and in consideration of the mutual promises and covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

SETTLEMENT AND RELEASE

1.	Settlement Shares.

(a)	The Parties acknowledge that, per the terms and conditions of the Merger, Shareholder is entitled to receive certain Preferred Shares. The Parties further acknowledge and agree that in lieu of the issuance of the full amount of Preferred Shares to Shareholder, and as consideration for (i) the surrender of 39,000 of Shareholder’s Preferred Shares and (b) the releases provided herein by Shareholder, the Company shall issue to Shareholder Five Hundred Seventy-Five Thousand (585,000) restricted shares of common stock, par value $0.01 (the “Common Stock”) of Company (such 585,000 shares of Common Stock, the “Common Shares”). The Company shall issue the Common Shares to Shareholder as soon as reasonably practicable, and in any event within 5 days of the Effective Date (such date, the “Deadline Date”) and shall deliver to Shareholder a statement from the Company’s transfer agent evidencing such issuance.

(b)	The Shareholder acknowledges that the Common Shares have not been registered under the Securities Act as of the Effective Date, and, until so registered, will bear a restrictive legend in substantially the following form: THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS, AND MAY NOT BE PLEDGED, SOLD, ASSIGNED, HYPOTHECATED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR (2) THE ISSUER OF SUCH SECURITIES RECEIVES AN OPINION OF COUNSEL TO THE EXECUTIVE OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE REASONABLY ACCEPTABLE TO THE ISSUER’S TRANSFER AGENT, THAT SUCH SECURITIES MAY BE PLEDGED, SOLD, ASSIGNED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

(c)	The Company represents, warrants, and covenants to the Shareholder as follows: (a) the Company has a sufficient number of authorized but unissued shares to be able to issue the Common Shares to ACV without requiring amendment of its certificate of incorporation or other shareholder action; (b) the Company has been a been reporting company under the Exchange Act since February 11, 1997 (“Reporting Date”); (c) since the Reporting Date, the Company has filed all reports (other than Form 8-K reports) and has filed all interactive data (XBRL) exhibits, in each case as required under the Exchange Act; and (d) the Company shall continue to timely file all required reports and other filings until such time as all applicable holding periods with respect to resale or transfer of the Common Shares under the Exchange Act have expired.

2.	Settlement and Release.

(a)	Subject to the provisions of Section 6, effective as of the Effective Date, Company, for itself and for its respective Affiliates (as defined below), whether an Affiliate as of the Effective Date or hereafter becoming an Affiliate, and for each of their respective predecessors, successors, assigns, heirs, representatives, and agents and for all related parties, and all persons acting by, through, under or in concert with any of them in both their official and personal capacities (collectively, the “Company Parties”) hereby irrevocably, unconditionally and forever release, discharge and remise Shareholder as of the Effective Date, and their respective predecessors, successors, assigns, heirs, representatives, and agents and for all related parties and all persons acting by, through, under or in concert with any of them in both their official and personal capacities (collectively, the “Shareholder Parties”), from all claims of any type and all manner of action and actions, cause and causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims and demands whatsoever, in law or in equity, known or unknown, that any Company Party may have now or may have in the future, against any of the Shareholder Parties to the extent that those claims arose, may have arisen, or are based on events which occurred at any point in the past up to and including the Effective Date, but excluding any claims arising out of or pertaining to this Settlement (collectively, the “Company Released Claims”). Each Company Party represents and warrants that no Company Released Claim released herein has been assigned, expressly, impliedly, or by operation of law, and that all Company Released Claims released herein are owned by the Company Parties, who have the respective sole authority to release them. Subject to the provisions of Section 6, each Company Party agrees that it shall forever refrain and forebear from commencing, instituting or prosecuting any lawsuit action or proceeding, judicial, administrative or otherwise collect or enforce any Company Released Claim which is released and discharged herein.

(b)	Subject to the provisions of Section 6, effective as of the Effective Date, Shareholder, for itself and for the other Shareholder Parties, hereby irrevocably, unconditionally and forever releases, discharges and remises each Company Party, from all claims of any type and all manner of action and actions, cause and causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims and demands whatsoever, in law or in equity, known or unknown, that any Shareholder Party may have now or may have in the future, against any of Company Parties to the extent that those claims arose, may have arisen, or are based on events which occurred at any point in the past up to and including the Effective Date, but excluding any claims arising out of or pertaining to this Settlement (collectively, and together with the claims arising pursuant to the laws as set forth below, the “Shareholder Released Claims”). Each Shareholder Party represents and warrants that no Shareholder Released Claim released herein has been assigned, expressly, impliedly, or by operation of law, and that all Shareholder Released Claims released herein are owned by the Shareholder Parties, who have the sole authority to release them. Subject to the provisions of Section 6, each Shareholder Party agrees that it shall forever refrain and forebear from commencing, instituting or prosecuting any lawsuit action or proceeding, judicial, administrative or otherwise collect or enforce any Shareholder Released Claim which is released and discharged herein.

(c)	For purposes herein, “Affiliate” shall mean, as to any person or entity (each, a “Person”), any other Person that, directly or indirectly, through one of more intermediaries, controls, is controlled by or is under common control with such Person. For purposes of the immediately preceding sentence, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

3.	Acknowledgement of Mutual Compromise. The Parties hereby acknowledge and agree that the exchanges set forth in this Settlement, including the mutual exchanges of promises and covenants between the Parties, reflect a mutual compromise and constitute mutual exchanges of valuable consideration. The Parties agree that this acknowledgement and representation is a material inducement to the Parties entering into this Settlement. Subject to the provisions of Section 6, it is the intention of the Parties to bring full, final, and unconditional resolution of all claims asserted, or which could have been asserted, by any Company Party against any Shareholder Party or by any Shareholder Party against any Company Party related to the Merger and/or Preferred Shares.

4.	Confidentiality. Subject to the provisions of Section 6, unless otherwise required by law, statute or regulation, the Parties agree that the financial terms and provisions of this Settlement shall remain and be kept strictly confidential and shall not be disclosed, except if (i) required to comply with applicable law, statute, or regulation, (ii) any Party is the subject of a subpoena or court order; or (iii) any Party is enforcing the terms of this Settlement whether or not a lawsuit is filed. Further, a Party may disclose this Settlement to its attorneys, accountants, and/or financial advisors (“Authorized Individuals”), but only if such relevant person must have such information for the performance of his or her responsibilities, and such Authorized Individuals are informed to keep such information confidential.

5.	No Admission of Liability. Subject to the provisions of Section 6, the Parties agree that this Settlement is a compromise and settlement of each Party’s disputed claims and/or defenses and that neither the execution nor the terms hereof may be construed as an admission of fault or liability on the part of any Party with respect to the disputed matters.

6.	Termination and Voidness. Notwithstanding anything herein to the contrary, in the event that the Common Shares are not issued to Shareholder has not received a statement from the Company’s transfer agent evidencing such issuance, in each case on or before the Deadline Date, then this Agreement shall automatically terminate on the first day following the Deadline Date, without any further action of any Party, and thereafter this Agreement shall be automatically null and void and of no further force and effect, including, without limitation, that the releases as set forth in Section 2 shall be rescinded and shall be null and void ab initio, and in such case the Parties acknowledge and agree that it is their intent that upon such termination the Parties shall be placed back into the respective positions in which they were immediately prior to the Effective Date, and provided that the provisions of this Section 6 and the provisions of Section 7 through Section 15 shall remain operative and in effect.

7.	Choice of Law and Venue. All terms of this Settlement shall be interpreted, construed, governed and enforced under and solely in accordance with the substantive and procedural Laws of the State of Delaware, in each case as in effect from time to time and as the same may be amended from time to time, and as applied to agreements performed wholly within the State of Delaware. Further, all Parties consent to venue in the state and federal courts of Delaware.

8.	Jury Waiver. TO THE FULLEST EXTENT PERMITTED BY LAW, ALL PARTIES TO THIS SETTLEMENT HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND UNCONDITIONALLY WAIVE THE RIGHT TO ANY JURY TRIAL IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, ARISING UNDER, BASED UPON, OR IN WAY RELATED OR CONNECTED TO THIS SETTLEMENT, INCLUDING BUT NOT LIMITED TO ANY ACTIONS ARISING OUT OF CONTRACT, TORT, EQUITABLE, OR DECLARATORY CLAIMS.

9.	Attorney’s Fees and Costs. Each Party shall bear its own attorney’s fees and costs incurred in relation to the negotiation and execution of this Settlement. In the event any of the Parties brings an action to enforce any provision of this Settlement the prevailing Party shall be entitled to recover the reasonable attorneys’ fees and costs it incurred in such enforcement or action.

10.	All Parties as Drafters. The Parties agree that each has reviewed this Settlement and contributed to its drafting. Accordingly, none of the Parties shall be construed as the drafter of this Settlement, and therefore this Settlement shall not be construed against any Party as its drafter.

11.	Severability. If any provision of this Settlement is or becomes invalid or is ruled invalid by any court of competent jurisdiction or is deemed unenforceable, it is the intention of the Parties that the remainder of this Settlement shall not be affected.

12.	Counterparts. This Settlement may be executed in counterparts, each of which shall be deemed an original. Delivery of an executed counterpart signature page of this Settlement by electronic means (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com, or other electronic means intended to preserve the original graphic and pictorial appearance of a document) has the same effect as delivery of an executed original of this Settlement.

13.	Amendment. This Settlement may not be altered or amended in any manner except by a writing signed by all of the Parties.

14.	Interpretation. Whenever the context requires, all words used in the singular will be construed to have been used in the plural, and vice versa, and each gender will include any other gender. The captions and headings of the sections of this Settlement.

15.	Notices. All notices or other communications required or permitted hereunder shall be in writing shall be deemed duly given (a) if by personal delivery, when so delivered, (b) if mailed, three (3) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below, or (c) if sent through an overnight delivery service in circumstances to which such service guarantees next day delivery, the day following being so sent to the addresses of the parties as indicated on the signature page hereto; or (d) if sent via email with resturn receipt reqFolouested, when such return receipt is received, in each case to the addresses as set forth below. Any Party may change the address to which notices and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth. Subject to the foregoing, notices shall be sent to the Parties as follows:

If to Shareholder:

Michael McLaren

If to Company:

Olenox Industries Inc.

Attn: Tricia Kaelin

1207, Building C N FM 3083 Rd E.

Conroe, TX 77304

Email:

[signatures on following page]

IN WITNESS WHEREOF, the Parties have executed this Settlement as of the Effective Date.

COMPANY

OLENOX INDUSTRIES INC.

By:	/s/ Tricia Kaelin
Tricia Kaelin, CFO

SHAREHOLDER

MICHAEL MCLAREN

By:	/s/ Mike McLaren
Mike McLaren

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